Chase Bank, Trustee                           Determination Date:      04-Apr-01
Manufactured Housing Contracts                Remittance Date:         09-Apr-01
Senior/Subordinated Pass-Through
Certificates Series 2001 A                    For the Period Ended:    25-Mar-01
                                              Lock-Out Date:              Mar-06


Information for Clauses (a) through (s), Section 7.01 -
                                                                     Class I A-1      Class I A-2      Class I A-3      Class I A-4
 (a)  Class I A and Class I B Distribution Amounts                   3,211,612.05       388,110.00       315,426.67       493,758.60

 (b)  Formula Principal Distribution Amount
      (a) Scheduled Principal Due                                      416,684.91
      (b) Partial Prepayments Received                                 373,098.03
      (c) Principal Payments in Full (Scheduled Balance)             2,062,511.24
      (d) Liquidated Contract Scheduled Balance                              0.00
      (e) Section 3.05 Purchase Scheduled Balance                            0.00
      (f) Previously Undistributed Shortfalls in (a) through (e)             0.00
                                                                    -------------    -------------    -------------    -------------
 Total Principal Distribution                                        2,852,294.18             0.00             0.00             0.00

 (c)  Interest Distribution                                            359,317.87       388,110.00       315,426.67       493,758.60
      Unpaid Interest Shortfall                                              0.00             0.00             0.00             0.00
                                                                    -------------    -------------    -------------    -------------
 Total Interest Distribution                                           359,317.87       388,110.00       315,426.67       493,758.60

 (d)  Beginning Class I A and Class I B Principal Balance           75,979,109.28    76,100,000.00    57,700,000.00    81,895,000.00
      Less: Principal Distribution                                   2,852,294.18             0.00             0.00             0.00
                                                                    -------------    -------------    -------------    -------------
      Remaining Class A and Class B Principal Balance               73,126,815.10    76,100,000.00    57,700,000.00    81,895,000.00


 (e)  Fees Due Servicer
      Monthly Servicing Fee                                            364,612.22        (h)            Pool Factor
      Section 8.06 Reimbursement Amount                                      0.00      Class I A-1       0.91867858
      Section 6.02 Reimbursement Amount                                  4,000.00      Class I A-2       1.00000000
      Reimburseable Fees                                                     0.00      Class I A-3       1.00000000
                                                                    -------------      Class I A-4       1.00000000
 Total Fees Due Servicer                                               368,612.22      Class I A-5       1.00000000
                                                                                       Class I M-1       1.00000000
                                                                                       Class I B-1       1.00000000
                                                                                       Class I B-2       1.00000000


Information for Clauses (a) through (s), Section 7.01 -
                                                                  Class I A-5       Class I M-1      Class I B-1      Class I B-2
 (a)  Class I A and Class I B Distribution Amounts                    93,881.12        91,241.70        96,664.33       114,483.25

 (b)  Formula Principal Distribution Amount
      (a) Scheduled Principal Due
      (b) Partial Prepayments Received
      (c) Principal Payments in Full (Scheduled Balance)
      (d) Liquidated Contract Scheduled Balance
      (e) Section 3.05 Purchase Scheduled Balance
      (f) Previously Undistributed Shortfalls in (a) through (e)
                                                                  -------------    -------------    -------------    -------------
 Total Principal Distribution                                              0.00             0.00             0.00             0.00

 (c)  Interest Distribution                                           93,881.12        91,241.70        96,664.33       114,483.25
      Unpaid Interest Shortfall                                            0.00             0.00             0.00             0.00
                                                                  -------------    -------------    -------------    -------------
 Total Interest Distribution                                          93,881.12        91,241.70        96,664.33       114,483.25

 (d)  Beginning Class I A and Class I B Principal Balance         15,031,000.00    14,146,000.00    14,146,000.00    15,030,623.00
      Less: Principal Distribution                                         0.00             0.00             0.00             0.00
                                                                  -------------    -------------    -------------    -------------
      Remaining Class A and Class B Principal Balance             15,031,000.00    14,146,000.00    14,146,000.00    15,030,623.00

 (e)  Fees Due Servicer
      Monthly Servicing Fee                                     Original Balance           Rate
      Section 8.06 Reimbursement Amount                           79,600,000.00          5.6750%
      Section 6.02 Reimbursement Amount                           76,100,000.00          6.1200%
      Reimburseable Fees                                          57,700,000.00          6.5600%
                                                                  81,895,000.00          7.2350%
 Total Fees Due Servicer                                          15,031,000.00          7.4950%
                                                                  14,146,000.00          7.7400%
                                                                  14,146,000.00          8.2000%
                                                                  15,030,623.00          9.1400%

Chase Bank, Trustee                           Determination Date:      04-Apr-01
Manufactured Housing Contracts                Remittance Date:         09-Apr-01
Senior/Subordinated Pass-Through
Certificates Series 2001 A                    For the Period Ended:    25-Mar-01
                                              Lock-Out Date:              Mar-06


                                                                         Unpaid                                             Unpaid
                                                           No. of       Principal      Delinquency as of        No. of     Principal
 (f)  Delinquency as of the Due Period                   Contracts      Balance       Calendar Month End       Contracts    Balance

      31-59 Days Delinquent                                 143         5,837,264    31-59 Days Delinquent        76       2,986,747
      60-89 Days Delinquent                                  23         1,113,696    60-89 Days Delinquent        21       1,061,098
      90+ Days Delinquent                                    14           826,650    90+ Days Delinquent          12         775,114

      3-Month Avg Thirty-Day Delinquency Ratio  n/a                                  3-Month Avg Thirty-Day
      3-Month Avg Sixty-Day Delinquency Ratio   n/a                                    Delinquency Ratio                   n/a
                                                                                     3-Month Avg Sixty-Day
 (g)  Section 3.05 Repurchases                                               0.00      Delinquency Ratio                   n/a

 (i)  Class R Distribution Amount                                      865,826.52            Acquisition Loss Amount
      Reposession Profits                                                    0.00
                                                                                     Current Month Acquisition Loss Amount         0
 (j)  Principal Balance of Contracts in Repossession                   555,217.58    Cumulative Acquisition Loss Amount            0

 (k)  Aggregate Net Liquidation Losses                                       0.00

 (l)  (x) Class B-2 Formula Distribution Amount                        114,483.25
      (y) Remaining Amount Available                                   980,309.77
                                                                     ------------
      Amount of (x) over (y)                                                 0.00

 (m)  Class B-2 Liquidation Loss Amount                                      0.00

 (n)  Guarantee Payment                                                      0.00

 (o)  Unadvanced Shortfalls                                                  0.00
                                                           No.          $
 (p)  Units repossessed                                     0                0.00

 (q)  Principal Prepayments paid                                     2,435,609.27

 (r)  Scheduled Principal Payments                                     416,684.91

 (s)  Weighted Average Interest Rate                                       11.30%

Chase Bank, Trustee                           Determination Date:      04-Apr-01
Manufactured Housing Contracts                Remittance Date:         09-Apr-01
Senior/Subordinated Pass-Through
Certificates Series 2001 A                    For the Period Ended:    25-Mar-01
                                              Lock-Out Date:              Mar-06


                  Computation of Available Distribution Amount

(i)   Certificate Account Balance at Monthly Cutoff-Vanderbilt        5,738,287.05
      Certificate Account Balance at Monthly Cutoff-SubServicer-21st    498,302.90

(ii)  Monthly Advance made                                                    0.00
(iii) Section 5.05 Certificate Fund Income-Vanderbilt                    21,176.38
(iii) Section 5.05 Certificate Fund Income-SubServicer-21st               1,455.82

(v)   Principal due Holders                                                   0.00
Less:

(i)  Scheduled Payments of principal and interest
     due subsequent to the Due Period-Vanderbilt                        206,568.58
(i)  Scheduled Payments of principal and interest
     due subsequent to the Due Period-SubServicer-21st                   13,037.11


(ii) Due to the Servicer Pursuant to Section 6.02:
   (i)   Section 3.05 Purchases (Due Seller)                                  0.00
   (ii)  Reimbursement for taxes from Liquidation Proceeds                    0.00
   (iii) Monthly Servicing Fee                                          364,612.22
   (iv)  Reimburseable Liquidation Expenses                               4,000.00
   (v)   Section 6.04 (c) reimbursement                                       0.00
   (vi)  Section 8.06 reimbursement                                           0.00
   (vii) Amounts not required to be deposited-SubServicer-21st                0.00

Total Due Servicer                                                      368,612.22

Available Distrubution Amount-Vanderbilt                              5,184,282.63
Available Distrubution Amount-SubServicer-21st                          486,721.61

To Class A and B                                                      4,805,177.72

Monthly Excess Cashflow                                                 865,826.52

Weighted Average Remaining Term (months)                                    252.00

      Scheduled Balance Computation

      Prior Month Balance                                           350,027,732.28

      Current Balance                             347,204,690.18
              Adv Principal                            41,057.35
              Del Principal                            70,309.43
      Pool Scheduled Balance                                        347,175,438.10

      Principal Payments in Full                    2,062,511.24
      Partial Prepayments                             373,098.03

      Scheduled Principal                             416,684.91

      Collateral Balance                                            347,204,690.18